Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (the “Amendment”) to the Employment Agreement, dated as of October 31, 2007 (the “Agreement”), by and between Patriot Coal Corporation, a Delaware corporation (the “Company”), and the undersigned executive (the “Executive”), is entered into as of the date set forth on the signature page hereof. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.
RECITALS
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:
2. Term of Employment. Executive’s term of employment under this Agreement (the “Term of Employment”) shall commence on the Commencement Date and shall continue until terminated as provided in this Agreement.
2. Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
Termination of Employment for Any Reason. In the event of a termination of Executive’s employment for any reason, the Company shall pay to Executive (a) within five (5) business days following the date of termination of Executive’s employment, a lump sum equal to (i) Executive’s Base Salary earned on or prior to the date of such termination but not yet paid to Executive in accordance with the Company’s customary procedures and practices regarding the salaries of senior executives, (ii) any business expenses incurred by Executive and not yet reimbursed by the Company under Section 5 above, as of the date of such termination, (iii) any vacation time accrued but unused as of the date of such termination, and (iv) any Bonus earned but not yet paid for any calendar year prior to the date of such termination and (b) any benefits accrued and vested under any of the Company’s employee benefit programs, plans and practices on or prior to the date of termination of Executive’s employment (remuneration described in (a) and (b) above are collectively referred to as the “Accrued Obligations” herein) in accordance with the terms of such programs, plans and practices.
3. Section 6.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
Termination Not for Cause or for Good Reason. (a) The Company or Executive may terminate Executive’s Term of Employment at any time for any reason by providing written notice to the other party at least thirty (30) days (or such other number of days specified in this Agreement) in advance of the date of termination of Executive’s employment. If Executive terminates his employment for Good Reason, such notice shall describe the conduct Executive believes to constitute Good Reason and the Company shall have the opportunity to cure the Good Reason within thirty (30) days of receiving such notice. If the Company cures the conduct that is the basis for the potential termination for Good Reason within such thirty (30) day period, Executive’s notice of termination shall be deemed withdrawn.
     If Executive’s employment is terminated (i) by the Company other than for Cause (as defined in Section 6.3(b) hereof), Disability (as defined in Section 6.4 hereof) or death or (ii) by Executive for Good Reason (as defined in Section 6.2(b) hereof), and such termination constitutes a Separation from Service (as hereinafter defined) the Company, as severance, shall pay to Executive an amount (the “Severance Payment”) equal to the total of:
     (A) one (1) times Executive’s Base Salary, plus
     (B) an additional amount equal to one (1) times the greater of (x) Executive’s target Bonus for the calendar year of termination of Executive’s employment or (y) the annual average of the actual Bonus awards paid to Executive by the Company for the three (3) calendar years preceding the date of termination of Executive’s employment (or, if Executive has not yet been employed by the Company pursuant to this Agreement for three (3) full calendar years as of the date his employment is terminated, for the two (2) year or one (1) year period, as applicable, for which he has been so employed and received a Bonus); plus
     (C) an additional amount equal to six percent (6%) of Executive’s Base Salary.
The Company shall pay to Executive (I) one-half (1/2) of such Severance Payment in a lump sum payment on the six (6) month anniversary of Executive’s Separation from Service and (II) the remaining one-half (1/2) of the Severance Payment in six (6) equal monthly payments beginning on the seven (7) month anniversary of Executive’s Separation from Service.
“Separation from Service” means a “separation from service,” as such term is defined under Section 409A.
In addition, if Executive’s employment is terminated (i) by the Company other than for Cause (as defined in Section 6.3(b) hereof), Disability (as defined in Section 6.4 hereof), or death or (ii) by Executive for Good Reason (as defined in Section 6.2(b) hereof) and if such termination constitutes a Separation from Service,
(1) The Company shall pay to Executive a prorated bonus (the “Prorated Bonus”) for the calendar year of termination of Executive’s employment, calculated as the Bonus Executive would have received in such year based on actual performance multiplied by a fraction, the numerator of which is the number of business days during the calendar year of termination that Executive was employed and the denominator of which is the total number of business days during the calendar year of termination. The Prorated Bonus shall be payable when annual bonuses are paid to other senior executives of the Company, but in no event later than March 15 of the calendar year following the later of (a) the calendar year in which the Bonus is earned or (b) the calendar year in which the Bonus is no longer subject to a substantial risk of forfeiture within the meaning of Section 409A.
(2) The Company shall also continue to provide Executive, as though he remained actively employed, for a period of one (1) year following the date of termination of Executive’s employment (the “Benefit Continuation Period”), life insurance, group health coverage (including medical, dental, and vision benefits), accidental death & dismemberment coverage, and the health care flexible spending account (to the extent required to comply with COBRA continuation coverage requirements (collectively, the “Continuation Benefits”) in accordance with the applicable plan terms; provided, however, that any such coverage shall terminate to the extent that Executive is offered or obtains comparable benefits from any other employer during the Benefit Continuation Period; provided, further, that the amount of Continuation Benefits provided during one calendar year shall not affect the amount of Continuation Benefits provided during a subsequent calendar year (except with respect to health plan maximums), the Continuation Benefits may not be exchanged or substituted for other forms of compensation to Executive, and any reimbursement or payment under the Continuation Benefit arrangements will be paid in accordance with applicable plan terms and no later than the last day of Executive’s taxable year following the taxable year in which he incurred the expense giving rise to such reimbursement or payment. Notwithstanding the foregoing, if Executive breaches any provision of Section 13 hereof, the remaining balances of the Severance Payment, the Prorated Bonus, and any Continuation Benefits shall be forfeited.
4. The phrase “75% of Base Salary” opposite the phrase “Long-Term Incentive Award:” on the schedule on the signature page of the Agreement is hereby deleted in its entirety and replaced with the phrase “100% of Base Salary”.
5. This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.
6. This Amendment, the Agreement and the Ancillary Documents contain the entire understanding between the parties hereto and supersede in all respects any prior or other agreement or understanding, both written and oral, between the Company, any affiliate of the Company or any predecessor of the Company or affiliate of the Company and Executive.
7. This Amendment may be executed in two or more counterparts, each of which will be deemed an original.
[SIGNATURE PAGE FOLLOWS]

PATRIOT COAL CORPORATION
By:	/s/ Richard M. Whiting
	Name:	Richard M. Whiting
	Title:	Chief Executive Officer

EXECUTIVE
/s/ Joseph W. Bean
	Name:	Joseph W. Bean

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